Exhibit 99.1

I3 International Isotopes Inc

FOR IMMEDIATE RELEASE:

February 25, 2010

INTERNATIONAL ISOTOPES INC. ANNOUNCES

SUCCESSFUL COMPLETION OF A CONVERTIBLE DEBT SECURITIES OFFERING TO

PRIVATE INVESTORS

Company Raises Approximately $3 Million To Support Continued Engineering Design and Licensing

Of The Company’s Planned Uranium Processing and Fluorine Extraction Facility

Idaho Falls, ID. February 25, 2010 – International Isotopes Inc. (OTC Bulletin Board: INIS) announces the successful completion of a convertible debt offering among various directors, past investors, and major shareholders.

International Isotopes Inc. successfully closed the transactions contemplated by a convertible debt securities purchase agreement on February 24, 2010, for approximately $3 million.  The convertible debt matures in eighteen months, bears a fixed interest rate of 6%, and can voluntarily be converted at any time by the investors into common or any other class of Company-issued equity securities.  At maturity, the convertible debt will automatically be converted into common stock at a conversion price equal to the lesser of $0.35 per share, or the average share price for the 120 days prior to maturity.  Additionally, in the event the convertible debt is held until maturity, a Class “H” warrant will be issued to purchase shares of common stock equal to one half the number of shares of common stock issued upon automatic conversion of the convertible debt at the lower of $0.60 or 120% of the average share price for the preceding 120 days.

The proceeds from the convertible debt will be used to support the ongoing Company work in developing its plans for the uranium processing and fluorine extraction facility.  In the near term, these efforts will involve the continuing support of the NRC review of the license application submitted in December 2009, preparation of a specifications package to select a design-and-build contractor, and an application request for NRC approval of certain limited pre-license construction activities.  Pending NRC approval some of these pre-license construction activities could commence later this year.

Steve T. Laflin, Chief Executive Officer stated, “Our ‘green’ uranium de-conversion and fluorine extraction project continues to gain momentum and its progress is being well received by prospective customers.  In this most recent capital raise we have seen the continued confidence of many of our strongest existing shareholders as well as the return of several major shareholders from past investment rounds and new investors as well.  The project remains on schedule and is making positive progress on all fronts.  The Company continues to work towards developing additional financing for future project development.”

About International Isotopes Inc.

International Isotopes Inc. manufactures a full range of nuclear medicine calibration and reference standards, high purity fluoride gases, and a variety of cobalt-60 products such as teletherapy sources.  The Company also provides a wide selection of radioisotopes and radiochemical for medical devices, calibration, clinical research, life sciences, and industrial applications and provides a host of analytical, measurement, recycling, and processing services on a contract basis to clients.

International Isotopes Inc. Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the statements with respect to the Company's goals with respect to constructing a depleted uranium de-conversion processing and fluorine extraction facility and specifically including statements regarding the schedule and future debt or equity financing for the project. Information contained in such forward-looking statements is based on current expectations and is subject to change.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of International Isotopes Inc. to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other factors, which could materially affect such forward-looking statements, can be found in International Isotopes Inc.'s filings with the Securities and Exchange Commission at www.sec.gov, including our annual report on Form 10-KSB for the year ending December 31, 2008.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and International Isotopes, Inc. undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

FOR MORE INFORMATION CONTACT:

Jim Drewitz

Creative Options Communications

Investor & Public Relations
jim@jdcreativeoptions.com

Phone: 830-669-2466

For more information, please visit the Company web site www.intisoid.com

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